Exhibit 99.1

Confidential
Interoffice
Correspondence

Date: __/__/2005

To:

From:

Subject: 2005 Stock Option Agreement - Under the 1998 Equity Ownership Plan of
                                                                        Entergy Corporation and Subsidiaries
                                                                        (As Amended and Restated for Grants
                                                                        and Elections After February 13, 2003)

I am pleased to inform you on behalf of Entergy Corporation (the "Company") that the Personnel Committee of the Entergy Corporation Board of Directors ("Committee") has agreed to grant you, pursuant to the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (As Amended and Restated for Grants and Elections After February 13, 2003), (the "Plan"), a nonstatutory stock option (the "Option") to purchase ____ shares of Entergy Corporation common stock (the "Common Stock") at a price of $_______ per share (the "Exercise Price"), subject to the following terms and conditions:

                    1.     Effective Date of Option Grant. This Option grant by the Company is effective _________, 2005 ("Date of Grant"), unless you file a written objection in accordance with Section 7 below.

                    2.     Option Term. The term of the Option (the "Option Term") shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to this Agreement, shall terminate upon the expiration of ten years from the Date of Grant. Upon expiration of the Option Term, all of your rights under this Agreement with respect to the Option shall terminate.

                    3.     Vesting of Option. The Option shall vest and become exercisable at the rate of 33-1/3% on each of the first three (3) anniversaries of the Date of Grant unless otherwise provided in Section 5. Further, you must be an employee of a System Company (as defined in the Plan) on an applicable anniversary date in order to vest in the Options that are scheduled to become vested on such anniversary date unless otherwise provided in Section 5.

                    4.     Exercise of Option.

                            (a)     Method of Exercise. You may exercise a vested Option by one of the methods approved by the Personnel Committee in connection with the grant to you of such Option. You can determine the permissible methods of exercise: (i) by contacting Mellon Shareholder Services at 1 (877) ETR-6299, (ii) via the Company's intranet by clicking on the "my Services" tab at the top of the Entergy Net home page and selecting "Stock Options (Mellon)" from the Employee Benefits section, or (iii) via the Internet address www.melloninvestor.com and then clicking on "Employee Service Direct" on the left-hand side of the page. You shall be required to choose from one of the payment methods made available by the Committee for exercising Options, which method shall also provide for the payment by you of all applicable income tax and employment tax amounts required to be withheld in connection with such exercise.

                        (b)     Limitation on Exercise. The following Limitation applies to System Management Level 1-4 (i.e., System Officers) Participants ONLY. Notwithstanding anything to the contrary in Section 4(a) above or in the general description of exercise alternatives, (i) you must retain at least 75% of your After-tax Net Profit in Company stock until the earlier of termination of full-time employment within the System or 60 months from the date on which you exercise the Option, and (ii) you will not have the ability to "reload" the Option under the stock for stock exercise method, as was the case for options granted on or before January 1, 2003.

                    5.     Termination of Option. If your System employment should terminate for whatever reason prior to the expiration of ten years from the Date of Grant, the Option shall terminate on the date on which your full-time System employment terminates; provided, however, that you, or your heirs (in the event of your death) shall have the following period of time ("Remaining Exercise Period") to exercise any Options that are vested at the time your full-time System employment terminates:

                        (a)     If you die while actively employed with a System Company, the Remaining Exercise Period shall end on the earlier of the date 10 years following the Date of Grant or the date 3 years following the date of your death.

                        (b)     If you Retire (as defined below) from System Company employment or become Disabled (as defined below), all Options shall immediately vest and the Remaining Exercise Period shall end on the date 10 years following the Date of Grant.

                        (c)     If you terminate System employment for any other reason not set forth in Sections 5(a) and (b) above, the Remaining Exercise Period shall end on the earlier of the date 10 years following the Date of Grant or the date 90 days following your last date of employment; provided, however, that Section 6, instead of this Section 5(d), shall apply (i) in the event you are a System Management Participant (as defined in the Plan) and experience a Qualifying Event (as defined in the Plan) or (ii) if your Remaining Exercise Period is extended pursuant to a written and executed agreement with a System Company.

                        (d)     If you enter into an approved Leave of Absence from a System Company (whether paid or unpaid) except for Disability (as defined below), your unvested options will continue to vest during the leave period upon the anniversary of the Date of Grant. Also during leave, the Remaining Exercise Period for all vested options shall end on the date 10 years following the Date of Grant or the date 90 days following your termination whichever occurs first.

                    6.     Qualifying Event or Special Agreement. Notwithstanding Section 5(d) to the contrary, (a) if you are a System Management Participant (as defined in the Plan) and your employment with all System Companies is terminated due to a Qualifying Event (as defined in the Plan), all Options shall immediately vest; and (b) if you are party to a written, executed agreement with a System Company, such agreement may provide that, upon the occurrence of certain events, all Options shall immediately vest and the Remaining Exercise Period shall end on a date no later than 10 years following the Date of Grant, which provision shall govern your right to exercise the Options.

                    7.     Objection to Option Grant. If for any reason you do not wish to receive this Option grant, you must file a written objection with the HR Service Center on or before ___________, 2005. If you do not file a written objection with the HR Service Center by such date, you shall be deemed to have accepted this Option grant, effective _______, 2005, subject to all of the terms and conditions set forth in this Agreement.

                    8.     Option Nontransferable. This Option may not be sold, exchanged, pledged, transferred, assigned, or otherwise encumbered, hypothecated or disposed of by you (or your beneficiary) other than by (a) will or laws of descent and distribution, (b) a qualified domestic relations order (as defined by the Internal Revenue Code), or (c) transfer to family members or charities.

                    9.     Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Louisiana without regard to its principles of conflict of laws.

                    10.     Incorporation of Plan. The applicable Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan (including but not limited to Sections 3, 9, and 10 and, if applicable, Section 11 thereof), a copy of which can be found at the Direct Compensation section of the Total Rewards Homepage (accessible by copying the following link to your browser: hra.entergy.com/default.aspx?pagename=trcompensation). Any capitalized term which is not defined in this Agreement shall have the meaning set forth in the Plan.

                    11.     Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by the parties hereto. The Plan may be amended, modified or terminated only in accordance with its terms.

                    12.     Rights as a Shareholder. Neither you nor any of your successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

                    13.     Agreement Not a Contract of Employment. Neither the Plan, the granting of the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of any System Company for any period of time or at any specific rate of compensation.

                    14.     Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

                    15.    Definitions. The following words shall have the respective meanings under the Agreement as hereinafter set forth.

  "After Tax Net Profit" equals the total dollar value of the shares that you elect to exercise under this Option at the time of exercise, minus the total of (i) the Exercise Price for these shares, and (ii) the amount of all applicable federal, state and local income tax, employment tax and other similar fees that must be withheld in connection with the exercise.

  "Disabled" shall mean due to illness or accident, you are unable to work and are receiving benefits under a Company-sponsored long-term disability plan or, if applicable, the meaning set forth in a written, executed agreement between you and a System Company relative to the exercise period applicable to the grant of Options under the Plan.

  "Retire" and "Retirement" shall mean you retire directly from the service of a System Company (i) with ten or more years of service in cases where you immediately thereafter commence early retirement income benefits under the terms of a Company-sponsored qualified defined benefit pension plan, or (ii) in cases where you immediately thereafter commence normal or delayed retirement income benefits under such pension plan.